UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

Technology Solutions Company

(Exact name of Registrant as specified in its charter)

Incorporated in the State of Delaware
Commission File Number 0–19433
Employer Identification No. 36-3584201

205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 228-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENT
SIGNATURE

ITEM 8.01 OTHER EVENT

      At its May 5, 2005 meeting, the Board of Directors voted to establish a Governance Committee and adopted a set of corporate governance principles and processes. The purpose of the committee is to provide oversight on the Company’s practices and to continually evaluate the practices in the light of evolving standards.

     Specific duties of the Governance Committee include identifying and recommending director nominees, the members and chairpersons of the various Board committees, and the corporate officers for approval by the full Board. In addition, the Governance Committee is responsible for the annual evaluation of the CEO and the Board, and the Board Committee self-evaluation process. Mr. John R. Purcell will serve as Chairman of the Governance Committee.

     The Board started its transition in June 2003 when it elected one of its independent directors, Stephen B. Oresman, as CEO, and Mr. Purcell as Chairman. At the time of the 2004 Annual Meeting, Mr. Michael R. Gorsage, who had been recruited from outside the company, was elected CEO and Mr. Oresman became Executive Chairman. After one year in that role, Mr. Oresman is stepping down as Chairman and will remain on the Board.

     The governance process established the role of Lead Director in the absence of a Chairman, and Mr. Carl F. Dill Jr., who has served on the Board since 2001 and has long experience as a Chief Information Officer at major companies, was elected as Lead Director. All of these changes are effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECHNOLOGY SOLUTIONS COMPANY
Date: May 12, 2005	By:	/s/ SANDOR GROSZ
Sandor Grosz
Chief Financial Officer